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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-54256 of CenterPoint Energy Resources Corp. on Form S-3 of our report dated March 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill and certain intangible assets) appearing in this Annual Report on Form 10-K of CenterPoint Energy Resources Corp. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2004